IQST - IQSTEL Provides Summary of Annual Meeting of Shareholders and Highlights Key Strategic Priorities

NEW YORK, NY, Feb 4, 2026 – IQSTEL Inc. (NASDAQ: IQST) today announced that it held its Annual Meeting of Shareholders on January 30, 2026, with strong shareholder participation and engagement.

At the meeting, shareholders elected the Company’s Board of Directors, ratified the appointment of the independent registered public accounting firm, and received an update from management on IQSTEL’s financial performance, strategic initiatives, and long-term growth objectives.

Management highlighted the Company’s progress during 2025, including surpassing a $400 million annualized revenue run rate, reporting positive adjusted EBITDA from operating activities, strengthening the balance sheet by eliminating convertible debt, and continuing the diversification of its revenue streams across telecom, fintech, cybersecurity, and artificial intelligence (AI).

Key Highlights from the Annual Meeting of Shareholders

• AI Division Targeted to Generate Seven-Figure Annual Revenue by 2027

Management outlined its expectation that IQSTEL’s AI division will become a meaningful growth driver, with the objective of generating seven-figure annual revenue by 2027 through production-ready AI services and new product launches.

• Commitment to Enhanced Shareholder Oversight Through Proxy Approval of Major Transactions

The Company announced its plan to seek shareholder approval via proxy for each significant transaction, including the delivery of a comprehensive economic analysis to support informed shareholder decision-making.

• Strategic Acquisitions Planned to Achieve a $15 Million EBITDA Run Rate in 2026

IQSTEL plans to pursue two to three strategic acquisitions, subject to shareholder approval, designed to add incremental EBITDA and support the Company’s goal of reaching a $15 million EBITDA run rate in 2026, in addition to its current operating EBITDA.

• Introduction of Quarterly Earnings Calls Beginning in 2026

To further enhance transparency and engagement, the Company announced plans to initiate quarterly earnings calls starting in 2026, providing shareholders with regular updates on financial performance, strategic progress, and key developments.

The Annual Meeting also included a comprehensive question-and-answer session, during which management addressed shareholder questions submitted both prior to and during the meeting, covering topics such as profitability targets, acquisition strategy, financing plans, valuation, governance, and the Company’s AI roadmap.

A detailed Shareholder Letter summarizing the meeting proceedings, voting results, and management responses is being distributed to shareholders.

Shareholder Letter – Annual Meeting of Shareholders Update

Dear Fellow Shareholders,

On January 30, 2026, IQSTEL Inc. held its Annual Meeting of Shareholders. We appreciate the strong participation and engagement demonstrated by our shareholder base and would like to provide a comprehensive summary of the meeting, including the matters voted upon and the questions raised by shareholders in advance of, and during, the meeting.

Annual Meeting Overview

The Annual Meeting was duly convened with 7,192,558 shares represented, corresponding to 76.80% of the 9,364,867 shares outstanding and entitled to vote, thereby establishing a quorum and allowing the meeting to proceed with business.

Opening Remarks

In my remarks as Chairman and Chief Executive Officer, I highlighted that 2025 was a year defined by disciplined execution, strategic focus, and meaningful operational advancement. During the year, IQSTEL strengthened its core telecom business, expanded its initiatives in Fintech, Cybersecurity, and Artificial Intelligence, and continued building a strong foundation for long-term, sustainable growth.

We remain committed to operating with precision in a dynamic environment, improving efficiency, enhancing our service capabilities, and ensuring that our strategy translates into measurable results for our shareholders. I also expressed my appreciation to our employees, partners, stakeholders, and Board of Directors for their dedication, guidance, and commitment to strong corporate governance.

1. Election of Directors

Shareholders voted on the election of five directors to serve until the next Annual Meeting and until their successors are duly elected and qualified.

Election Results:

Nominee Votes For % For

Leandro Iglesias 5,221,035 99.03%

Alvaro Quintana 5,208,372 98.79%

Italo Segnini 5,169,737 98.06%

Raul Perez 5,152,463 97.73%

Jose Antonio Barreto 5,188,337 98.41%

Based on these results, all five nominees were duly elected.

2. Ratification of Independent Registered Public Accounting Firm

Shareholders voted on the ratification of the Company’s independent registered public accounting firm for the current fiscal year.

Results:

• Votes For: 6,777,549

• Percentage For: 98.13%

The appointment of the independent auditor was ratified.

Shareholder Questions and Management Responses

The following questions were collected by email prior to the meeting and during the live Q&A session. Management addressed each question in full.

1. What was the Company’s most important financial achievement in 2025?

In 2025, IQSTEL reached several major financial milestones that significantly strengthened the Company’s foundation.

During the third quarter, the Company surpassed a $400 million annualized revenue run rate and reported a $2.7 million adjusted EBITDA run rate from its operating business.

Following the completion of the Globetopper acquisition, IQSTEL achieved a more diversified revenue mix of approximately 80% telecom and 20% fintech, advancing its transformation into a global, multi-revenue-stream corporation.

In addition, the Company reported that it is now convertible-debt-free, with no convertible notes and no warrants outstanding, materially strengthening the balance sheet and enhancing shareholder value.

2. How does the Company plan to achieve a $15 million EBITDA run rate in 2026?

The Company’s plan is based on a disciplined combination of operational execution and strategic growth, including:

a) Operational optimization and organic growth

IQSTEL is focused on reducing costs, consolidating operations, improving efficiency, and developing new products and business lines designed to expand margins and profitability.

b) Strategic acquisitions

The Company plans to execute key acquisitions, each targeted to contribute seven-figure annual EBITDA, accelerating profitability while strengthening the overall business platform.

3. How does the Company plan to finance these strategic acquisitions?

IQSTEL has been working with a commercial bank that has expressed interest in financing at least one acquisition using a structure based on the free cash flow generated by the acquired business once integrated into IQSTEL.

At the same time, the Company continues to work closely with long-term investors to implement a multi-year funding strategy, designed to support the acquisition plan over the next five years and aligned with the Company’s objective of becoming a profitable company with over $1 billion in revenue by 2027.

4. How will the Company improve communication with shareholders?

In 2026, IQSTEL is entering a new phase of governance and transparency.

Key initiatives include:

• Increasing the Board of Directors’ meeting cadence to two meetings per month

• Introducing quarterly earnings calls, where management will:

• Review financial results

• Discuss strategic progress

• Address shareholder questions directly

Additionally, for each significant strategic acquisition, the Company plans to seek shareholder approval via proxy, providing a clear summary of the transaction’s economics so shareholders can make informed decisions.

5. Why does management believe the Company is undervalued, and what is the plan to close that gap?

Management believes IQSTEL is undervalued based on its financial fundamentals and execution record. As reported in Q3, the Company disclosed:

• $12.23 in assets per share

• $4.66 in stockholders’ equity per share

• No dilutive convertible debt

To close the valuation gap, the Company has implemented an active investor engagement strategy, including:

• Webinars with family offices

• Investor roadshows

• Executive interviews

• Continuous market communication

These efforts will be further strengthened through quarterly earnings calls and shareholder-approved strategic acquisitions. Management believes that continued execution and improving financial results will lead the market to increasingly recognize IQSTEL’s intrinsic value.

6. What is IQSTEL’s AI strategy, and what should shareholders expect in 2026?

IQSTEL’s AI strategy is a core differentiation factor within the telecom and digital services industry. The Company views AI as a strategic tool to enhance product quality, improve operational efficiency, and better serve multiple industry verticals.

Currently, IQSTEL has two production-ready AI products:

• AIRWEB – An AI-powered digital assistant for web-based customer interactions, sales, and support.

• IQ2CALL – An AI-driven voice and call automation platform designed for telecom and enterprise environments.

In addition, the Company is in the process of launching a new AI service, expected to be introduced ahead of its participation at Mobile World Congress in Barcelona this March.

The Company has already begun to gain commercial traction in AI, including increased customer interest, qualified business leads, and early deployments. Management expects AI-driven products to generate seven-figure annual revenue by 2027, further strengthening IQSTEL’s positioning as an innovative, technology-driven global company.

Closing Remarks

We thank all shareholders for their continued support, engagement, and trust. IQSTEL remains committed to executing its strategy with discipline, transparency, and a long-term perspective. The opportunities ahead are significant, and we look forward to another productive year.

Sincerely,

Leandro Iglesias

Chairman of the Board & Chief Executive Officer

IQSTEL Inc.

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a Global Connectivity, AI, and Digital Corporation providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Official Investors Landing Page: www.landingpage.iqstel.com

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com